UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2012 (February 9, 2012)

Avis Budget Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 496-4700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On February 9, 2012, we announced that we plan to report our fourth quarter and full-year 2011 results after the market close on February 15, 2012 and to host a conference call to discuss such results on February 16, 2012 at 9:00 a.m. Eastern time. The Company expects to discuss during the call its fourth quarter and full-year 2011 results and its plan to record a non-cash charge of approximately $120 million related to the unfavorable license rights reacquired by the Company in conjunction with its acquisition of Avis Europe plc.

Our conference call announcement is discussed in more detail in the press release attached hereto as Exhibit 99.1, which is incorporated herein by reference.

The information in this item, including Exhibit 99.1, is being furnished, not filed.  Accordingly, the information in this item will not be incorporated by reference into any registration statement filed by Avis Budget Group, Inc., under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 7.01	Regulation FD.

A copy of the Company’s press release discussed in “Item 2.02 Results of Operations and Financial Condition” is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description
99.1	Press Release dated February 9, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

By:	AVIS BUDGET GROUP, INC. /s/ Izilda P. Martins
Izilda P. Martins
Vice President and Acting Chief Accounting Officer

Date: February 9, 2012

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated February 9, 2012.